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                                                                     Exhibit 11
                          COMPAQ COMPUTER CORPORATION
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                        Quarter ended March 31,
In millions, except per share amounts                       1997       1996
-------------------------------------------------------------------------------

Primary earnings per share:-

Shares used in computing earnings per share:
     Weighted average number of shares outstanding         274.1       267.7
     Incremental shares attributed
           to outstanding options                            8.9         8.4
                                                         --------    --------
                                                           283.0       276.1
                                                         ========    ========

Earnings:
     Net income                                          $   387     $   234
                                                         --------    --------

Earnings per common and common equivalent share          $  1.36     $  0.85
                                                         --------    --------

Earnings per share - assuming full dilution:-

Shares used in computing earnings per share:
     Weighted average number of shares outstanding         274.1       267.7
     Incremental shares attributed to
           outstanding options                               8.9         8.4
                                                         --------    --------
                                                           283.0       276.1
                                                         ========    ========

Earnings:
     Net income                                          $   387     $   234
                                                         --------    --------

Earnings per common and common equivalent share          $  1.36     $  0.85
                                                         --------    --------